UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

Supernus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of Incorporation)

001-35518	20-2590184
(Commission File Number)	(IRS Employer Identification No.)

1550 East Gude Drive, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 838-2500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

As of June 27, 2018, the Board of Directors of Supernus Pharmaceuticals, Inc. (the “Company”) appointed Dr. Carrolee Barlow, M.D., Ph.D. as a member of the Board of Directors of the Company.  Dr. Barlow will receive an annual Board service fee of $50,000 in 2018, which amount shall be prorated for her actual time of service in 2018.  In addition, the Board of Directors granted Dr. Barlow options to purchase 10,213 shares of the Company’s common stock under the Company’s Third Amended and Restated 2012 Equity Incentive Plan at a per share exercise price of $58.15, subject to a four year vesting period.

Dr. Barlow has not been appointed to any committees, nor to date has the Board of Directors made any determination to place her on specific committees.  There was no arrangement or understanding between Dr. Barlow and any person pursuant to which she was selected as a director.  Dr. Barlow has not been a party to any transaction with the Company that the Company would be obligated to report pursuant to Item 404(a) of Regulation S-K nor has any such transaction been proposed.

Item 8.01                                           Other Events.

On June 27, 2018, the Company issued a press release announcing the appointment of Dr. Carrolee Barlow, M.D., Ph.D. to the Board of Directors of the Company.  A copy of this release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                Exhibit

The following document is furnished as an Exhibit pursuant to Item 8.01 hereof:

Exhibit 99.1   —   Press Release Dated June 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERNUS PHARMACEUTICALS, INC.

DATED: July 2, 2018	By:	/s/ Gregory S. Patrick
Gregory S. Patrick
Chief Financial Officer